Exhibit 5.1
November 9, 2005
HSBC Finance Corporation
2700 Sanders Road
Prospect Heights, IL 60070

Re:	Combined Registration Statement on Form S-3, relating to Junior Subordinated Debt Securities and Capital Securities Guarantee of HSBC Finance Corporation and the Capital Securities of HSBC Finance Capital Trust IX -Registration Nos. 333-128369 and 333-128369-01.
Ladies and Gentlemen:
     As Vice President, Deputy General Counsel-Corporate and Assistant Secretary of HSBC Finance Corporation (“HSBC Finance”), I am generally familiar with the proceedings in connection with the Registration Statement on Form S-3 of HSBC Finance and HSBC Finance Capital Trust IX (the “Trust”) filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2005, and amended by Amendment No. 1 filed with the Commission on or about November 9, 2005 (as amended, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of preferred beneficial interests of the Trust (the “Capital Securities”), subordinated debt securities (the “Junior Subordinated Notes”) and a capital securities guarantee, (the “Capital Securities Guarantee”), guaranteeing distributions on the Capital Securities to the extent set forth in a Capital Securities Guarantee Agreement, a form of which is filed as an exhibit to the Registration Statement (the “Guarantee Agreement”). The Junior Subordinated Notes, which constitute unsecured junior subordinated debt of HSBC Finance, will be issuable under an Indenture dated as of May 15, 1995, between HSBC Finance and J. P. Morgan Trust Company, National Association (successor in interest to Bank One, National Association, formerly the First National Bank of Chicago), as Trustee and a Eighth Supplemental Indenture to be dated as the date of issuance (together, the “Indenture”). The Indenture, or forms as filed thereof, have been included as exhibits to the Registration Statement as filed with the Commission.

     Based upon my review of the records and documents of HSBC Finance I am of the opinion that:
1.	HSBC Finance is a corporation duly incorporated and validly existing under the Laws of the State of Delaware.

2.	Each of the Indenture and the Guarantee Agreement will, after being duly authorized, executed and delivered by HSBC Finance , constitute, a valid and legally binding instrument of HSBC Finance enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity of at law).

3.	When (i) the Registration Statement filed by HSBC Finance with respect to the Junior Subordinated Notes and the Capital Securities Guarantee shall have become effective under the Securities Act, (ii) the issuance of Junior Subordinated Notes and the Capital Securities Guarantee have been duly authorized by the appropriate corporate action, and (iii) such Junior Subordinated Notes and the Capital Securities Guarantee have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Guarantee Agreement as described in the Registration Statement, including the Prospectus relating to the offering of the Capital Securities, such Junior Subordinated Notes and the Capital Securities Guarantee will be legally and validly issued and will be the legal and binding obligations of HSBC Finance enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in any Preliminary Prospectus or Prospectus forming a part of the Registration Statement.
     In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Patrick D. Schwartz
Patrick D. Schwartz